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                                                                Exhibit 10.47(B)


STATE OF SOUTH CAROLINA    )
                           )                 THIRD AMENDMENT
COUNTY OF RICHLAND         )


         THIS AGREEMENT, made as of this _____ day of May, 2000, by RESOURCE BANCSHARES MORTGAGE GROUP, INC. (the "Corporation")


                              W I T N E S S E T H:


         WHEREAS, the Corporation maintains the Resource Bancshares Mortgage Group, Inc. Retirement Savings Plan, effective as of July 1, 1993 (the "Plan") for the benefit of the eligible employees; and

         WHEREAS, effective April 1, 1996, the Corporation amended and restated the Plan into a prototype plan utilizing the Fidelity Prototype Plan Basic Plan Document No. 07 and the applicable adoption agreement (the "Restated Plan"); and

         WHEREAS, in the opinion of the Board of Directors of the Corporation, the provisions of the Restated Plan should be amended so as (1) permit the contribution of employer contributions throughout a plan year, and (2) to conform the vesting schedule for employer contributions to the vesting schedule for matching contributions; and

         WHEREAS, in Section 10.1 of the Restated Plan, the Corporation reserved the right by action of its Board of Directors to amend the Restated Plan.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Corporation covenants and agrees that the Restated Plan as set forth is amended as follows:

         1. Effective May 31, 2000, Section 1.05(a)(3) of the Restated Plan shall be amended by deleting "is employed by the Employer on the last day of the Plan Year" and deleting "earns at least 1000 Hours of Service during the Plan Year" and inserting in their place "no requirements".

         2. Effective May 31, 2000, Section 1.07 of the Restated Plan shall be amended by deleting "5 year cliff (see D below)" and inserting "Other vesting (Complete G1 below)"

         3. Effective May 31, 2000, Part G1 of Section 1.07 shall be amended to provide for vesting for the following Years of Service for Vesting: (1) 0 Years of Service for Vesting-0%, (2) 1 Year of Service for Vesting-25%, (3) 2 Years of Service for Vesting-50%, (4) 3 Years of Service

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for Vesting-75%, and (5) 4 or more Years of Service for Vesting-100%.

         4. The Corporation reserves the right by action of the Board of Directors to amend at any time any of the terms and provisions of this Third Amendment. Except as expressly or by necessary implication amended hereby, the Restated Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officers as of the day and year first above written.

                                      RESOURCE BANCSHARES
                                      MORTGAGE GROUP, INC.


                                      By:
                                          ----------------------------------

                                      --------------------------------------
[CORPORATE SEAL]

ATTEST:


------------------------------
John W. Currie, Secretary

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